SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) July 28, 1999


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000

Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated July 28, 1999.

                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 28, 1999

                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               July 28, 1999.

                                                     EXHIBIT 99




                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



           DUPONT REPORTS SECOND QUARTER 1999 EARNINGS
           -------------------------------------------


        Wilmington, Del., July 28 -- DuPont reported second quarter earnings per share from continuing operations before nonrecurring items of $.78 up 7 percent from second quarter earnings of $.73 last year. Including discontinued operations and nonrecurring items, diluted earnings per share were $.80 compared to $.83 in 1998.

              Earnings Comparisons - Second Quarter
              -------------------------------------

                                                    Including
                                                   Nonrecurring
  (per share diluted)           Underlying            Items
                              --------------      --------------
                              1999      1998      1999      1998
                              ----      ----      ----      ----
Continuing Operations         $.78      $.73      $.74      $.69
Discontinued Operations        .06       .14       .06       .14
                              ----      ----      ----      ----
                              $.84      $.87      $.80      $.83

Highlights of the Quarter
-------------------------
     o Sales increased to $7.0 billion, up 9 percent from the prior year reflecting growth from acquisitions.

     o  Underlying income from continuing operations increased
        6 percent to $886 million, the second highest level in DuPont history.

     o Plans are being implemented for streamlining operations, consolidating manufacturing, and workforce reductions to improve performance in the Polyester Enterprise and the Crop Protection products and Performance Coatings businesses.

     o The DuPont/Conoco exchange offer commenced July 12 offering U.S. shareholders 2.95 shares of Conoco Class B common stock in exchange for one share of DuPont common. This offer will expire August 6 and is being made through a registration statement filed with the U.S. Securities and Exchange Commission.

        "We are pleased to have regained our earnings growth momentum, even in the face of continuing price declines," said Charles O. Holliday, Jr., chairman and CEO. "Although the polyester industry and U.S. agriculture markets remain weak, most of our other businesses began to see some volume improve-ment. While economic conditions in Europe and South America remain sluggish and raw material costs are increasing, we remain optimistic for continued year-over-year earnings growth." RESULTS FROM CONTINUING OPERATIONS
----------------------------------
        Sales in the quarter were $7.0 billion, up 9 percent from $6.4 billion in the second quarter of 1998, with acquisi-tions adding 13 percent to top-line growth. Excluding acquisi-tions, worldwide volumes declined about 1 percent, while prices were down 3 percent. Adverse currency effect from a stronger dollar was less than 1 percent.
        The Asia Pacific region turned in a strong performance with a sales increase of 16 percent on 20 percent volume growth, reflecting gains in nearly all business units.

        European sales were up 20 percent, with volumes up
24 percent. Excluding the Herberts acquisition, volumes were down 2 percent, while prices, reflecting a stronger dollar, declined 4 percent.
        U.S. volumes were down 3 percent compared to last year's second quarter. Excluding the adverse volume impact resulting from weakness in the crop protection products business, U.S. volume was up 1 percent. Prices were down 3 percent, adversely affected by significantly lower polyester fiber prices.
        Excluding nonrecurring items, income from continuing operations for the second quarter 1999 was $886 million, com-pared to $839 million in 1998. Nonrecurring charges totaling $40 million and $45 million were taken in 1999 and 1998, respectively. The current quarter's nonrecurring item relates to employee separation costs for Polyester Enterprise staffing reductions as described in the accompanying footnotes. Second quarter 1998 nonrecurring charges were for employee separation costs recorded in connection with rationalization of the global Nylon Enterprise.
    Segment Analysis
    ----------------
        The following compares the second quarter 1999 with the second quarter 1998 for segment sales and earnings before nonrecurring items. Total segment underlying after-tax operating income was $1,008 million compared to $975 million last year. Total segment sales were $7.9 billion, compared to $7.5 billion last year.

        Agriculture & Nutrition segment earnings were down
13 percent, principally reflecting weakness in the U.S. crop protection business for corn and soybeans, partly offset by better results for Nutrition & Health. Segment sales declined 11 percent reflecting a significant volume decrease in the United States and eastern European Crop Protection Products markets.
        Nylon Enterprise segment earnings were down 20 percent reflecting lower sales as higher volumes were more than offset by lower prices. Apparel and industrial markets continue to show weakness, while residential flooring remains strong in North America.
        Performance Coatings & Polymers segment earnings were up 25 percent reflecting higher earnings across all business units. Sales were up 39 percent reflecting the addition of the Herberts acquisition and an average of 5 percent higher sales volume in the remaining businesses.
        Pharmaceuticals segment earnings were up 96 percent, primarily due to earnings improvements from "Sustiva" and "Cozaar" as well as the current 100 percent ownership, increased from 50 percent last year. Partly offsetting these improvements were higher research and development costs and expected lower sales of "Coumadin".

        Pigments and Chemicals segment earnings were up
15 percent, reflecting increased earnings for white pigments and fluorochemicals. Fluorochemicals benefited from increased sales of CFC alternative products, and white pigments from growing volumes in Asia Pacific and lower raw material costs.
        Polyester Enterprise segment posted a loss of $13 million versus earnings of $1 million last year. Sales were down 12 percent reflecting both excess capacity and intense competitive pressures in the industry.
        Specialty Fibers segment sales and earnings each increased 4 percent, reflecting better results for "Lycra" spandex and nonwovens. "Lycra" volumes remain strong but average prices were adversely affected due to a combination of competitive pricing and currency weakness in Europe and South America.
        Specialty Polymers segment earnings were essentially flat as earnings improvements in Photopolymers and Electronic Materials and "Corian" were offset by declines for Packaging and Industrial Polymers and Fluoropolymers.
        The Other segment earnings were $12 million versus a loss of $5 million last year. This principally reflects the absence of staff employee separation costs incurred last year, and a benefit from internal service billings to businesses exceeding actual costs for staff services, consistent with internal segment reporting. This billing difference will be eliminated by year-end.

DISCONTINUED OPERATIONS
-----------------------
        Income from discontinued operations (Conoco, DuPont's energy subsidiary) was $71 million compared to $165 million in last year's second quarter, down 57 percent principally reflect-ing lower natural gas prices and lower downstream volumes and margins, partly offset by higher oil prices. These factors, combined with the reduction of the company's ownership to about 70 percent, resulted in a significant earnings decline. Please refer to the press release issued by Conoco today for additional information and perspective regarding its operations. Forward-Looking Statements This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expec-tations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking state-ments may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regula-tions, policies and economic conditions of countries in which the company does business; competitive pressures; successful integration of structural changes, including acquisitions, divestitures and alliances; failure of the company or related third parties to become Year 2000 capable; research and development of new products, including regulatory approval and market acceptance.


                               ###


7/28/99



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                    Three Months Ended           Six Months Ended
CONSOLIDATED INCOME STATEMENT                                            June 30                     June 30
-----------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                               1999        1998           1999         1998
----------------------------------------------------------------------------------------------------------------------
SALES ........................................................       $6,994      $6,432        $13,289      $12,626
Other Income<Fa> .............................................          235         192            253<Fb>      489
                                                                     ------      ------        -------      -------
    Total ....................................................        7,229       6,624         13,542       13,115
                                                                     ------      ------        -------      -------
Cost of Goods Sold and Other Expenses<Fa> ....................        4,381       4,057          8,254        8,106
Selling, General and Administrative Expenses .................          625         506          1,160          985
Depreciation and Amortization ................................          373         367            708          699
Research and Development .....................................          387         274            745          538
Interest Expense .............................................          117         129            213          256
Purchased In-Process Research and Development<Fc> ............          -           -               40           60
Employee Separation Costs and Write-Down of Assets<Fd> .......           62          68             62          186
                                                                     ------      ------        -------      -------
    Total ....................................................        5,945       5,401         11,182       10,830
                                                                     ------      ------        -------      -------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND
 AND MINORITY INTERESTS ......................................        1,284       1,223          2,360        2,285
Provision for Income Tax Expenses ............................          418         416            850          833
Minority Interests in Earnings of Consolidated Subsidiaries ..           20          13             36           21
                                                                     ------      ------        -------      -------
INCOME FROM CONTINUING OPERATIONS ............................          846         794          1,474        1,431
DISCONTINUED OPERATIONS
  Income from Operations of Discontinued Business,
    Net of Income Taxes ......................................          -           165            -            434
  Gain on Disposal of Discontinued Business,
    Net of Income Taxes ......................................           71         -              106          -
                                                                     ------      ------        -------      -------
NET INCOME ...................................................       $  917      $  959        $ 1,580      $ 1,865
                                                                     ======      ======        =======      =======


BASIC EARNINGS PER SHARE OF COMMON STOCK<Fe>
  Continuing Operations ......................................       $  .75      $  .70        $  1.30      $  1.26
  Discontinued Operations ....................................          .06         .15            .10          .39
                                                                     ------      ------        -------      -------
  Net Income .................................................       $  .81      $  .85        $  1.40      $  1.65
                                                                     ======      ======        =======      =======
DILUTED EARNINGS PER SHARE OF COMMON STOCK<Fe>
  Continuing Operations ......................................       $  .74      $  .69        $  1.29      $  1.24
  Discontinued Operations ....................................          .06         .14            .09          .38
                                                                     ------      ------        -------      -------
  Net Income .................................................       $  .80      $  .83        $  1.38      $  1.62
                                                                     ======      ======        =======      =======
DIVIDENDS PER SHARE OF COMMON STOCK ..........................       $  .35      $  .35        $   .70      $  .665
                                                                     ======      ======        =======      =======



[FN]
NOTES TO CONSOLIDATED INCOME STATEMENT
--------------------------------------

<Fa> Amortization of intangible assets is principally reported in Cost of
     Goods Sold and Other Expenses. Amortization for companies accounted for under the equity method is reported in Other Income. Total amortization of intangible assets was $61 and $107 for the second quarter and year-to-date 1999, respectively. Amounts for comparable periods of 1998 were $23 and $58, respectively.

<Fb> Includes an exchange loss of $131 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts, the automotive coatings business of Hoechst AG. The purchase price for Herberts was negotiated in German marks.

<Fc> Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated. Year-to-date 1999 represents an estimated charge that was recorded in the first quarter in conjunction with the purchase of Herberts based on preliminary allocations of purchase price that are subject to revision upon completion of valuations and purchase accounting allocations. Year-to-date 1998 represents a charge for revision, based on finalization of the purchase price allocation in conjunction with the purchase of Protein Technologies International.

<Fd> Second quarter 1999 charges of $62 result from employee separation costs for about 850 employees within the Polyester Enterprise. Second quarter 1998 charges of $68 result from employee separation costs for about 950 people within the Nylon Enterprise. Year-to-date 1998 charges also include $40 of employee separation costs within the Nylon Enterprise related to the termination of about 550 employees and $78 for the shutdown of related manufacturing facilities.

<Fe> Earnings per share are calculated on the basis of the following average number of common shares:
                   Three Months Ended                 Six Months Ended
                        June 30                           June 30
             ------------------------------    ------------------------------
                 Basic           Diluted           Basic           Diluted
             -------------    -------------    -------------    -------------

     1999    1,129,006,814    1,144,189,906    1,128,051,977    1,141,147,812
     1998    1,129,926,272    1,151,784,525    1,129,175,175    1,148,733,824






E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


CONSOLIDATED SEGMENT INFORMATION -                                  Three Months Ended           Six Months Ended
CONTINUING OPERATIONS<Fa>                                                June 30                     June 30
-----------------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                                  1999       1998           1999         1998
----------------------------------------------------------------------------------------------------------------------
SEGMENT SALES<Fb>
-------------
Agriculture & Nutrition ......................................        $1,092     $1,231        $ 1,872      $ 2,001
Nylon Enterprise .............................................         1,149      1,162          2,252        2,335
Performance Coatings & Polymers ..............................         1,656      1,190          2,806        2,338
Pharmaceuticals<Fc> ..........................................           380        193            789          410
Pigments & Chemicals .........................................           949        939          1,815        1,859
Polyester Enterprise .........................................           667        759          1,291        1,493
Specialty Fibers .............................................           857        828          1,720        1,679
Specialty Polymers ...........................................         1,072      1,055          2,074        2,089
Other ........................................................           107        109            209          282
                                                                      ------     ------        -------      -------
    Total Segment Sales ......................................         7,929      7,466         14,828       14,486

Elimination of Intersegment Transfers ........................          (234)      (182)          (407)        (386)
Elimination of Equity Affiliate Sales ........................          (701)      (852)        (1,132)      (1,474)
                                                                      ------     ------        -------      -------
    SALES ....................................................        $6,994     $6,432        $13,289      $12,626
                                                                      ======     ======        =======      =======
AFTER-TAX OPERATING INCOME (LOSS)
---------------------------------
Agriculture & Nutrition ......................................        $  206     $  236        $   297      $   265<Fd>
Nylon Enterprise .............................................           104         85<Fe>        206           90<Fe>
Performance Coatings & Polymers ..............................           160        128            260<Ff>      250
Pharmaceuticals ..............................................            49         25            124           75
Pigments & Chemicals .........................................           158        137            304          294
Polyester Enterprise .........................................           (53)<Fg>     1            (59)<Fg>       5
Specialty Fibers .............................................           168        161            349          349
Specialty Polymers ...........................................           164        162            328          320
Other ........................................................            12         (5)            22           40
                                                                      ------     ------        -------      -------
    Total Segment ATOI .......................................           968        930          1,831        1,688

Interest & Exchange Gains and Losses .........................           (48)       (82)          (211)<Fh>    (152)
Corporate Expenses ...........................................           (74)       (54)          (146)        (105)
                                                                      ------     ------        -------      -------
    INCOME FROM CONTINUING OPERATIONS ........................        $  846     $  794        $ 1,474      $ 1,431
                                                                      ======     ======        =======      =======





[FN]
NOTES TO CONSOLIDATED SEGMENT INFORMATION - CONTINUING OPERATIONS
-----------------------------------------------------------------

<Fa> Certain reclassifications of segment data have been made to reflect changes in organizational structure.

<Fb> Includes pro rata equity affiliate sales and intersegment transfers.

<Fc> The increase in sales reflects the current 100 percent ownership of the pharmaceuticals business versus 50 percent in 1998. In addition, effective first quarter 1999, revenues from contract manufacturing are reclassified from Other Income to Sales, and prior periods have been restated. These revenues are $21 and $48 for second quarter and year-to-date 1999, respectively, versus $20 and $35 for the comparable periods of 1998.

<Fd> Includes a charge of $60 for revision, based on finalization of the purchase price allocation in conjunction with the purchase of Protein Technologies International, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.

<Fe> Includes charges of $45 for the quarter and $130 for the year-to-date related to rationalization of global Nylon operations, primarily shutdown of certain manufacturing facilities and employee separation costs.

<Ff> Includes an estimated charge of $40 based on preliminary purchase price allocations in conjunction with the purchase of Herberts, the automotive coatings business of Hoechst AG, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.

<Fg> Includes a charge of $40 related to employee separation costs for about
     850 employees within the Polyester Enterprise.

<Fh> Includes an exchange loss of $81 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts. The purchase price for Herberts was negotiated in German marks.




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


SEGMENT SALES VARIANCES
(2ND QUARTER 1999 VS 2ND QUARTER 1998)
-------------------------------------------------------------------------------------------------------------------------

                                                                                Sales        Percentage Change Due to:
                                                                               Percent     -----------------------------
                                                                               Change      Price     Volume     Other<Fa>
                                                                               -------     -----     ------     --------
                                                                                 (%)        (%)        (%)         (%)
Agriculture & Nutrition ..............................................          (11)         1        (12)
Nylon Enterprise .....................................................           (1)        (4)         3
Performance Coatings & Polymers ......................................           39         (2)         5          36
Pharmaceuticals ......................................................           97         N/A        N/A         97
Pigments & Chemicals .................................................            1         (1)         2
Polyester Enterprise .................................................          (12)       (11)        (1)
Specialty Fibers .....................................................            4         (5)         9
Specialty Polymers ...................................................            2         (4)         6
Other ................................................................           (2)        N/A        N/A         (2)

----------------
<Fa> Includes sales increase/(decrease) due to acquisitions and divestitures.



CONSOLIDATED SEGMENT INFORMATION
EXCLUDING IMPACT OF NONRECURRING ITEMS -                                       Three Months Ended     Six Months Ended
CONTINUING OPERATIONS                                                               June 30                June 30
------------------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                                          1999        1998      1999       1998
-----------------------------------------------------------------------------------------------------------------------
AFTER-TAX OPERATING INCOME
--------------------------
Agriculture & Nutrition ..............................................         $  206      $236      $  297     $  325
Nylon Enterprise .....................................................            104       130         206        220
Performance Coatings & Polymers ......................................            160       128         300        250
Pharmaceuticals ......................................................             49        25         124         75
Pigments & Chemicals .................................................            158       137         304        294
Polyester Enterprise .................................................            (13)        1         (19)         5
Specialty Fibers .....................................................            168       161         349        349
Specialty Polymers ...................................................            164       162         328        320
Other ................................................................             12        (5)         22         40
                                                                               ------      ----      ------     ------

   Total Segment ATOI ................................................          1,008       975       1,911      1,878

Interest & Exchange Gains and Losses .................................            (48)      (82)       (130)      (152)
Corporate Expenses ...................................................            (74)      (54)       (146)      (105)
                                                                               ------      ----      ------     ------

   INCOME FROM CONTINUING OPERATIONS .................................         $  886      $839      $1,635     $1,621
                                                                               ======      ====      ======     ======